UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

MINES MANAGEMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On Tuesday, October 14, 2014, the following letters were mailed to shareholders of record at August 15, 2014 (“Record Date Shareholders”) of Mines Management, Inc. (the “Company”) who had yet to vote their shares in connection with the Company’s Special Meeting of Shareholders. The letters, attached hereto, are reminders to Record Date Shareholders to cast their votes on the proposals described in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on September 15, 2014.

In addition, the Company issued a press release on Tuesday, October 14, 2014 announcing the adjournment of the Company’s Special Meeting of Shareholders until October 28, 2014.  A copy of the press release is attached hereto.

Alliance Advisors	Shareholder Services Department

October 13, 2014

URGENT

Your Investment With Mines Management, Inc.

We are contacting you today regarding your investment in Mines Management, Inc.

The special meeting of shareholders has been adjourned and is scheduled to take place on October 28, 2014.  Our records indicate that you have not voted.

To avoid further adjournments and unnecessary costs, it is important that your shares be represented at the Special Meeting whether or not you are personally able to attend.

Please contact us at your earliest convenience at 877-777-8133, between the hours of 9:00 a.m. and 10:00 p.m., Monday through Friday or Saturday between the hours of 12:00 p.m. and 6:00 p.m. Eastern Time.

This matter is very important, and will take only a brief moment of your time.

Alliance Advisors has been engaged by Mines Management, Inc. to contact you.

Sincerely,

Gina Balderas

Manager

Shareholder Services

Alliance Advisors	Shareholder Services Department

October 13, 2014

URGENT

Your Investment With Mines Management, Inc.

We are contacting you today regarding your investment in Mines Management, Inc.

The special meeting of shareholders has been adjourned and is scheduled to take place on October 28, 2014.  Our records indicate that you have yet to register a vote for your position.

To avoid further adjournments and unnecessary costs, it is important that your shares be represented at the Special Meeting whether or not you are personally able to attend.

Since you are an Objecting Beneficial Owner, we have not been able to reach you by telephone. We would appreciate the opportunity to talk to you directly regarding these important proposals.

Please contact us at your earliest convenience at 877-777-8133, between the hours of 9:00 a.m. and 10:00 p.m., Monday through Friday or Saturday between the hours of 12:00 p.m. and 6:00 p.m. Eastern Time.

This matter is very important, but will take only a moment of your time.

Alliance Advisors has been engaged by Mines Management, Inc. to contact you.

Thank you in advance for your assistance with this matter.

Sincerely,

Gina Balderas

Manager

Shareholder Services

905 West Riverside Avenue

Suite 311

Spokane, Washington 99201

Phone:          509-838-6050

Fax:                       509-838-0486

October 14, 2014

Dear Shareholder,

As part of our activities to advance the Montanore Silver-Copper Project toward development, we urgently request your vote in order to fulfill certain requirements of our successful financing which closed in July 2014.

Due to the need for increased communications with shareholders as compared to our regular Annual Shareholders’ Meeting, we have authorized Alliance Advisors to communicate with you.  Alliance Advisors is also authorized to accept your vote over the phone in anticipation of the special shareholders’ meeting, which has been adjourned until Tuesday, October 28, 2014.

We encourage you to give Alliance Advisors a call at 877-777-8133 to vote your proxy, as indicated in Alliance’s instructions, or feel free to utilize the instructions on the proxy card to vote online or over the telephone.

Successful completion of this meeting, and approval of both proposals, will assist us in meeting the requirements of our financing.  The Proxy Statement describes the proposals that we are asking you to approve.  We are also available if you have any questions.

We greatly appreciate your ongoing support and consideration to assist in this matter by voting in favor of the proposals.

Thank you.

Kind regards,

Glenn M. Dobbs

Chairman and CEO

Mines Management, Inc.

905 West Riverside Avenue - Suite 311
Spokane, Washington 99201
Phone:	509 838 6050
Fax:	509 838 0486
Email:	info@minesmanagement.com
Web:	www.minesmanagement.com

RELEASE 14-13

MINES MANAGEMENT , INC. ANNOUNCES ADJOURNMENT OF SPECIAL MEETING AND SEEKS TO OBTAIN A QUORUM OF VOTING SHAREHOLDERS OWNING SHARES AS OF AUGUST 15, 2014

Spokane, Washington, October 14, 2014 — Mines Management, Inc. (“Mines Management” or the “Company”) (NYSE-MARKET: MGN, TSX: MGT) announced that its Special Meeting of Shareholders (“Special Meeting”) scheduled for, and convened on October 13, 2014, was adjourned due to the lack of requisite quorum.  The vote in favor of two proposals was in excess of 92%.  Only shareholders of record on the record date August 15, 2014 are entitled to and are being requested to vote.

The Special Meeting has been adjourned to 2:00 p.m. Spokane time on Tuesday, October 28, 2014, at the Company’s headquarters located at 905 West Riverside Avenue, Suite 311, Spokane, Washington 99201 to allow additional time for the shareholders to vote on the proposals set forth in the Company’s proxy statement filed with the Securities and Exchange Commission (“SEC”).

During the period of the adjournment, the Company will continue to solicit proxies from its shareholders with respect to the proposals set forth in the Company’s proxy statement. If a shareholder has previously submitted its proxy card and does not wish to change its vote, no further action is required by such shareholder.

The Company encourages all shareholders who have not yet voted to do so before October 27, 2014 at 11:59 p.m. Spokane time.

No changes have been made in the proposals to be voted on by shareholders at the Special Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC remain unchanged and can be obtained free of charge at the SEC’s website at www.sec.gov.

About Mines Management Inc.

Mines Management, Inc. is engaged in the business of acquiring and exploring, and if exploration is successful, developing mineral properties, primarily those containing silver and associated base and precious metals.  Its primary focus is on the advancement of the Montanore silver-copper project located in northwestern Montana.

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For further information, please contact:

Mines Management, Inc.

Attn: Douglas Dobbs, President

905 W. Riverside Ave., Ste. 311

Spokane, WA 99201

Phone: 509-838-6050

Fax: 509-838-0486

Email: info@minesmanagement.com

Website: www.minesmanagement.com

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, including statements regarding the Company’s Special Meeting.  Forward-looking statements are all statements, other than statements of historical facts, included in this press release that address activities, events or developments that Mines Management expects or anticipates will or may occur in the future, including such things as whether or when the offering may be completed, the size or terms of the offering and the anticipated use of proceeds.  When used in this press release, the words “potential”, “indicate”, “expect”, “intend”, “possible”, “hopes,” “believe,” “may,” “if” and similar expressions are intended to identify forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Mines Management to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, fluctuations in silver and copper prices, general economic conditions, economic or political events affecting the supply of and demand for silver and copper, changes in U.S. securities markets, failure to receive regulatory approvals or changes in the attitude of state and local officials to the Montanore Project; as well as those factors discussed in Mines Management’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission.  Although Mines Management has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Mines Management assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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